SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549




                            FORM 8-K

                         CURRENT REPORT




             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


                Date of Report: November 20, 1995




                PACIFIC GAS AND ELECTRIC COMPANY
     (Exact name of registrant as specified in its charter)



California                    1-2348              94-0742640

(State or other juris-      (Commission         (IRS Employer
diction of incorporation)   File Number)   Identification Number)

77 Beale Street, P.O. Box 770000, San Francisco, California 94177
       (Address of principal executive offices) (Zip Code)






Registrant's telephone number, including area code:(415) 973-700


Item 5.  Other Events

A.	Electric Industry Restructuring

On November 17, 1995, the California Public Utilities Commission (CPUC) announced that it expects to consider and vote on a proposal to restructure California's electric industry and reform regulation at its regularly scheduled meeting on December 6, 1995. This announcement follows more than a year of testimony, hearings and comments on the CPUC's order instituting rulemaking and investigation on electric industry restructuring issued in April 1994, and its release of two proposed policy decisions in May 1994.



                              PACIFIC GAS AND ELECTRIC COMPANY


                                 BRUCE R. WORTHINGTON
                              By ________________________________
                                 BRUCE R. WORTHINGTON
                                 Senior Vice President and
                                 General Counsel


Dated:  November 20, 1995